Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT dated as of December 20, 2006 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 27, 2006 (amending and restating the Credit Agreement dated as of March 15, 2004) (as otherwise amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, TRUE TEMPER CORPORATION, a Delaware corporation (“Holdings”), TRUE TEMPER SPORTS, INC., a Delaware corporation (the “Borrower”), the LENDERS from time to time parties thereto, CREDIT SUISSE, as Administrative Agent and as Collateral Agent (such terms having the meanings provided in the Credit Agreement).

A.  Holdings, the Borrower and the Administrative Agent, among others, are parties to the Credit Agreement.

B.  Holdings and the Borrower have requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth in this Amendment.

C.  The Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

D.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendment of the Credit Agreement.  The Credit Agreement is hereby amended, effective as of the First Amendment Effective Date (as defined below), as follows:

(a)  Amendment of Section 1.01.  (i) Section 1.01 is revised by inserting the following definitions in the appropriate alphabetical order therein:

“Available Second Lien Prepayment Amount” shall mean on any date (the “Specified Date”), an amount equal to (x) the cumulative amount of Excess Cash Flow for all full fiscal years (commencing with the fiscal year ending December 31, 2006) completed after the First Amendment Effective and prior to the Specified Date; minus (y) the portion of such Excess Cash Flow that has been after the First Amendment Effective Date and on or prior to the Specified Date (or will be) applied to the prepayment of Loans in accordance with Section 2.13(e); minus (z) the cumulative amount of prepayments of Permitted Second Lien Indebtedness pursuant to the proviso in Section 6.09(b) completed after the First Amendment Effective Date and prior to the Specified Date.

“First Amendment” shall mean the First Amendment to this Agreement dated as of December 20, 2006, among Holdings, the Borrower and the Lenders parties thereto.

“First Amendment Effective Date” shall mean the date on which the First Amendment becomes effective in accordance with its terms.

“Funded Senior Debt” shall mean, as of the last day of any fiscal quarter, Funded Debt at such date, excluding the Indebtedness represented by the Subordinated Notes.

“Intercreditor Agreement” shall mean an intercreditor agreement entered into by and among the Borrower, the Agents and the lenders in respect of any Permitted Second Lien Indebtedness (or any agent on such lenders’ behalf), containing terms customary in the Administrative Agent’s reasonable determination for second lien financings of this kind, which intercreditor agreement shall be deemed to have been approved by the Lenders in accordance with the provisions of Section 9.19 hereof.

“Permitted Second Lien Indebtedness” shall mean Indebtedness of the Borrower which (a) does not mature and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary mandatory prepayment provisions that are no more restrictive on Holdings, the Borrower and the Subsidiaries than those contained in paragraphs (b), (c), (d) and (e) of Section 2.13 only if and to the extent that such amounts shall first be used to prepay outstanding Term Loans under this Agreement and other than pursuant to change of control provisions that are no more restrictive on Holdings, the Borrower and the Subsidiaries than those contained in this Agreement requiring prepayment only if and to the extent permitted by this Agreement), in each case, prior to the date that is 91 days after the Term Loan Maturity Date; (b) is not secured by any assets of Holdings, the Borrower or any Subsidiary other than the Collateral; provided that any Lien on the Collateral securing any obligations held by any lender of such Permitted Second Lien Indebtedness (or any agent on such lender’s behalf) shall be (i) junior and subordinate to all Liens on the Collateral securing the Obligations pursuant to the terms of the Intercreditor Agreement, (ii) otherwise be subject to the terms and provisions of the Intercreditor Agreement and (iii) created pursuant to definitive security documents that are substantially the same in form and substance as the Security Documents; (c) is governed by a definitive credit agreement containing covenants and events of default that, when taken as a whole, in the Administrative Agent’s reasonable determination, are no less favorable to Holdings, the Borrower and the Subsidiaries than the covenants and events of default contained in this Agreement; provided that (i) such definitive credit agreement shall not contain any financial maintenance covenant other than covenants that are comparable to the covenants contained in Section 6.11, 6.12 and 6.13 and any such financial maintenance covenants in such definitive credit agreement shall be less restrictive on Holdings, the Borrower and the Subsidiaries than the comparable tests provided in Section 6.11, 6.12 and/or 6.13, as applicable, and (ii) such definitive credit agreement shall only default to any non-payment default under this Agreement if such non-payment default under this Agreement shall not be cured or waived within a time period customary for second lien facilities of this type, in the Administrative Agent’s reasonable determination; and (d) is not exchangeable or convertible into any other Indebtedness.

“Senior Leverage Ratio” shall mean, on the last day of any fiscal quarter, the ratio of (a) Funded Senior Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on and prior to such date, taken as one accounting period.

(ii) The definition of “Applicable Margin” is revised by deleting such definition in its entirety and replacing it with the following definition:

“Applicable Margin” shall mean, for any day, for each Type of Loan, the rate per annum set forth under the relevant column heading below based upon the Senior Leverage Ratio and/or, in the case of Revolving Loans and Swingline Loans, Leverage

Senior Leverage Ratio/Leverage Ratio	Eurodollar Term Loans	ABR Term Loans	Eurodollar Revolving Loans and Swingline Loans	ABR Revolving Loans and Swingline Loans
Category 1
Senior Leverage Ratio greater than 3.50 to 1.00	3.25%	2.25%	3.25%	2.25%
Category 2
Senior Leverage Ratio less than or equal to 3.50 to 1.00	3.00%	2.00%	3.00%	2.00%
Category 3
Leverage Ratio greater than 3.75 to 1.00 but less than or equal to 4.75 to 1.00	Not applicable	Not applicable	2.75%	1.75%
Category 4
Leverage Ratio less than or equal to 3.75 to 1.00	Not applicable	Not applicable	2.50%	1.50%

Ratio (as applicable) as of the relevant date of determination:

Each change in the Applicable Margin resulting from a change in the Senior Leverage Ratio and/or Leverage Ratio, as applicable, shall be effective, with respect to all Loans, Commitments and Letters of Credit outstanding, upon delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.  In addition, at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, Category 1 shall be deemed to be applicable for all purposes of determining the Applicable Margin for so long as such failure to deliver such applicable financial statements and certificates shall continue.  In the case of Revolving Loans and Swingline Loans, in the event that more than one Category is applicable as a result of the then-applicable Senior Leverage Ratio and Leverage Ratio, the lower of such Category shall be deemed to be applicable for purposes of this definition, except as provided in the immediately preceding sentence.

(iii)  The definition of “Change in Control” is revised by adding the words “and Liens securing any Permitted Second Lien Indebtedness on a second priority basis” after the words “clauses (b) and (d) of Section 6.02” in clause (d) of such definition.

(iv) The definition of “Permitted Acquisition” is revised by deleting clause (b)(ii)(B)(x) thereof and replacing it with the following clause:

“(x) $5,000,000 or more, then the Leverage Ratio (at any time prior to the First Amendment Effective Date) or the Senior Leverage Ratio (at any time on or after the First Amendment Effective Date) would be at least 0.25 to 1.0 less than the maximum Leverage Ratio or Senior Leverage Ratio, as applicable, then permitted under Section 6.12 at such time.”

(v)  The definition of “Permitted Holdings Indebtedness” is revised by (A) adding the words “or, if any Permitted Second Lien Indebtedness has been incurred, the maturity date of such Permitted Second Lien Indebtedness” after the words “Term Loan Maturity Date” in clause (a) thereof, (B) deleting the words “Affiliate Subordination Agreement” in clause (e) thereof and replacing them with the words “Subordinated Notes” and (C) adding the following new clause at the end thereof:

“and (f) if at the time of such incurrence the Senior Leverage Ratio shall be greater than 3.50 to 1.00 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with or furnished to the Securities Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period which required a pro forma calculation to be made hereunder as if such transaction had occurred as of the first day of such period, the Net Cash Proceeds of which are contributed as common equity to the Borrower and used by the Borrower to permanently repay Term Loans or repay and permanently reduce commitments in respect of Revolving Loans.”

(vi)  The definition of “Permitted Refinancing Indebtedness” is revised by adding the words “and, if such Refinanced Indebtedness or any Guarantees thereof are Permitted Second Lien Indebtedness, such refinancing, refunding, extending, renewing or replacing Indebtedness and any Guarantees thereof must remain Permitted Second Lien Indebtedness or must be unsecured” after the words “no less favorable to the Lenders” in clause (c) of such Section.

(b)  Amendment of Section 5.04.  Section 5.04(d) is revised by deleting the words “at least” at the beginning of such clause, and inserting the word “within” at the beginning of such clause.

(c)  Amendment of Section 6.01.  (i) Section 6.01(d) is revised by deleting the number “$25,000,000” in such clause and replacing it with the following:

“(x) if at the time of such incurrence the Senior Leverage Ratio shall be greater than 3.50 to 1.00 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with or furnished to the Securities Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period which required a pro forma calculation to be made hereunder as if such transaction had occurred as of the first day of such period, $5,000,000 or (y) if otherwise, $25,000,000.”

(ii)  Section 6.01(e) is revised by deleting the number “$25,000,000” in such clause and replacing it with the following:

“(x) if at the time of such incurrence the Senior Leverage Ratio shall be greater than 3.50 to 1.00 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with or furnished to the Securities Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period which required a pro forma calculation to be made hereunder as if such transaction had occurred as of the first day of such period, $5,000,000 or (y) if otherwise, $25,000,000.”

(iii)  Section 6.01(g) is revised by adding the following at the beginning of such clause:

“if at the time of such incurrence the Senior Leverage Ratio shall be less than or equal to 3.50 to 1.00 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with or furnished to the Securities Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period which required a pro forma calculation to be made hereunder as if such transaction had occurred as of the first day of such period,”

(iv)  Section 6.01(h) is revised by adding the following at the beginning of such clause:

“if at the time of such incurrence the Senior Leverage Ratio shall be less than or equal to 3.50 to 1.00 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with or furnished to the Securities Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period which required a pro forma calculation to be made hereunder as if such transaction had occurred as of the first day of such period,”

(v) Section 6.01(l) is revised by deleting the number “$12,500,000” in such clause and replacing it with the following:

“(x) if at the time of such incurrence the Senior Leverage Ratio shall be greater than 3.50 to 1.00 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with or furnished to the Securities Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period which required a pro forma calculation to be made hereunder as if such transaction had occurred as of the first day of such period, $2,000,000 or (y) if otherwise, $12,500,000.”

(vi)  Section 6.01(o) is revised by deleting the number “$20,000,000” in such clause and replacing it with the following:

“(x) if at the time of such incurrence the Senior Leverage Ratio shall be greater than 3.50 to 1.00 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with or furnished to the Securities Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period which required a pro forma calculation to be made hereunder as if such transaction had occurred as of the first day of such period, $2,000,000, or (y) if otherwise, $20,000,000.”

(vii) Section 6.01 is revised by adding the following new clause at the end of such Section:

“(p)  Permitted Second Lien Indebtedness in an aggregate principal amount of up to $45,000,000 at any time outstanding, less the amount of any principal payments made thereon, and Indebtedness of the Subsidiary Guarantors under any Guarantees in respect of such Permitted Second Lien Indebtedness; and any Permitted Refinancing Indebtedness in respect of such Permitted Second Lien Indebtedness and such Guarantees.”

(d)  Amendment of Section 6.02.  Section 6.02 is revised by adding the following new clause at the end of such Section:

“(s)  Liens on the Collateral securing obligations in respect of Permitted Second Lien Indebtedness (or any Guarantees thereof) in each case permitted to be incurred hereunder, or any refinancing thereof permitted hereunder and having the same priority of Liens afforded thereto; provided that all such Liens are subordinated to the

Liens securing the Obligations in accordance with, and otherwise subject to, the terms of the Intercreditor Agreement.”

(e)  Amendment of Section 6.05.  Section 6.05(b)(i)(C)(I) is revised by deleting the word “or” at the end of such clause, and inserting the word “and” at the end of such clause.

(f)  Amendment of Section 6.06.  Section 6.06(b) is revised by adding the following new clause at the end of such Section:

“and (G) the foregoing shall not apply to restrictions and conditions imposed by the definitive credit documentation with respect to any Permitted Second Lien Indebtedness (or any refinancing of such Permitted Second Lien Indebtedness that is permitted hereunder)”

(g)  Amendment of Section 6.08.  Section 6.08 is revised by adding the words “or the definitive credit documentation with respect to any Permitted Second Lien Indebtedness (or any refinancing of such Permitted Second Lien Indebtedness that is permitted hereunder)” after the words “pursuant to the Loan Documents” in clause (a)(ii) of such Section.

(h)  Amendment of Section 6.09.  Section 6.09(b) is revised by adding the following at the end of such Section:

“, or any Permitted Second Lien Indebtedness; provided that the foregoing limitations shall not apply to any prepayment of any Permitted Second Lien Indebtedness if at the time of such applicable prepayment (x) no Default or Event of Default shall have occurred and be continuing or result therefrom, (y) at the time of such prepayment the Senior Leverage Ratio shall be less than or equal to 3.50 to 1.00 as of the most recently completed period ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) were required to be delivered or for which comparable financial statements have been filed with or furnished to the Securities Exchange Commission, after giving pro forma effect to such prepayment and to any other event occurring after such period which required a pro forma calculation to be made hereunder as if such transaction had occurred as of the first day of such period and (z) such applicable prepayment shall be not more than the then applicable Available Second Lien Prepayment Amount.”

(i)  Amendment of Section 6.11.  Section 6.11 is revised by deleting the table set forth in such Section in its entirety and replacing it with the following table:

Period	Ratio
December 31, 2006	1.15 to 1.00
March 31, 2007	1.15 to 1.00
June 30, 2007	1.05 to 1.00
September 30, 2007	1.10 to 1.00
December 31, 2007	1.25 to 1.00
March 31, 2008	1.30 to 1.00
June 30, 2008	1.35 to 1.00
September 30, 2008	1.40 to 1.00
December 31, 2008	1.50 to 1.00
March 31, 2009 through December 31, 2009	1.80 to 1.00
Thereafter	2.25 to 1.00

(j)  Amendment of Section 6.12.  Section 6.12 is revised by deleting such Section in its entirety and replacing it with the following:

“Senior Leverage Ratio.  On or after December 31, 2006, permit the Senior Leverage Ratio on the last day of any fiscal quarter during any period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
December 31, 2006	5.15 to 1.00
March 31, 2007	5.15 to 1.00
June 30, 2007	5.50 to 1.00
September 30, 2007	5.00 to 1.00
December 31, 2007	4.50 to 1.00
March 31, 2008	4.25 to 1.00
June 30, 2008	4.00 to 1.00
September 30, 2008	3.75 to 1.00
December 31, 2008	3.50 to 1.00
March 31, 2009 through December 31, 2009	2.75 to 1.00
Thereafter	2.50 to 1.00

(k)  Amendment of Section 6.13.  Section 6.13 is revised by deleting the table set forth in such Section in its entirety and replacing it with the following table:

Period	Ratio
December 31, 2006	1.00 to 1.00
March 31, 2007	1.00 to 1.00
June 30, 2007	0.90 to 1.00
September 30, 2007	0.90 to 1.00
December 31, 2007	1.05 to 1.00
March 31, 2008	1.10 to 1.00
June 30, 2008	1.15 to 1.00
September 30, 2008	1.20 to 1.00
December 31, 2008	1.20 to 1.00
Thereafter	1.40 to 1.00

(l)  Amendment of Section 9.19.  The following new Section shall be added:

“Section 9.19.  Effectiveness of Intercreditor Agreement.  In the event of any incurrence of Permitted Second Lien Indebtedness in accordance with the provisions of this Agreement, each Lender hereby agrees that (a) the Administrative Agent shall be authorized, as such Lender’s agent, to negotiate the terms and provisions of the applicable Intercreditor Agreement (and any amendments, supplements or other modifications to the Loan Documents that are deemed necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section and such Intercreditor Agreement and the incurrence of Permitted Second Lien Indebtedness as permitted hereby) with the lenders and other secured parties in respect of such Permitted Second Lien Indebtedness (or any agent acting on such lenders’ behalf) and (b) such Lender shall be deemed to have approved in all respects such Intercreditor Agreement

(and such amendments, supplements or other modifications to the Loan Documents) and shall be bound in all respects by all of the terms and provisions thereof and such Intercreditor Agreement (and such amendments, supplements or other modifications) shall become effective when it (or they) shall have been executed by each of the parties thereto (including the Agents, acting on behalf of the Lenders) so long as the form of such Intercreditor Agreement (or such amendment, supplement or other modification, as applicable) shall have been made available for review by the Administrative Agent (including through SyndTrak, Intralinks, the internet, e-mail or similar electronic transmission systems) and the Administrative Agent shall not have received by fax to its fax number set forth in Section 9.01 by 12:00 p.m. (noon) New York time on January 22, 2007 signed writings from Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Commitments representing at least 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments stating that such Lenders do not approve of such Intercreditor Agreement (or such amendment, supplement or other modification, as applicable), which signed writings shall specifically provide the basis for such Lender or Lenders non-approval.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized by the Lenders to execute any Intercreditor Agreement (and any such amendment, supplement or other modification to any Loan Documents) which becomes effective as provided above.  It is further understood and agreed by the Lenders that (i) either of the Agents may agree, pursuant to any Intercreditor Agreement or otherwise, to hold any portion of the Collateral that is in its possession or control to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC as bailee for the lenders and other secured parties with respect to any Permitted Second Lien Indebtedness and (ii) either of the Agents may act as agent for the lenders and other secured parties with respect to any Permitted Second Lien Indebtedness.”

SECTION 2.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders and the Administrative Agent that, as of the First Amendment Effective Date:

(a)  This Amendment has been duly authorized, executed and delivered by Holdings and the Borrower, and this Amendment and the Credit Agreement, as amended hereby, constitutes each of Holdings’ and the Borrower’s legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties set forth in the Credit Agreement and each other Loan Document are, after giving effect to this Amendment, true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(c)  No Default or Event of Default has occurred and is continuing.

SECTION 3.  Conditions of Effectiveness of this Amendment.  This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which:

(a)  The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders.

(b)  The Borrower shall have paid to the Administrative Agent for the pro rata account of each Lender that has executed and delivered a signature page (including, without limitation, by way of facsimile to James Cooper at Latham & Watkins LLP, fax number 212-751-4864) approving this Amendment on or before 5 p.m. (New York time) Wednesday, December 20, 2006, a fee in an amount equal to 0.25% of the aggregate Commitments and outstanding Term Loans of such Lender under the Credit Agreement, such payment to be made on the date (if any) of the initial borrowing of any Permitted Second Lien Indebtedness.

(c)  The Borrower shall have borrowed Permitted Second Lien Indebtedness in accordance with the terms and provisions of the Credit Agreement and shall have prepaid at least $24,685,803.78 in aggregate principal amount of Term Loans under the Credit Agreement.

(d)  The Borrower shall have paid to the Administrative Agent all outstanding fees, costs and expenses owing to the Administrative Agent as of such date, including, without limitation, the reasonable fees and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent.

SECTION 4.  Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)  On the First Amendment Effective Date, the Credit Agreement shall be amended as provided herein.  The parties hereto acknowledge and agree that (i) this Amendment and any other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Loan Documents) under the Credit Agreement as in effect prior to the First

Amendment Effective Date; (ii) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Amendment; and (iii) the Liens and security interests as granted under the Security Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Obligations”.

(c)  This Amendment shall constitute a Loan Document and shall be administered and construed pursuant to the terms of the Credit Agreement (including, without limitation, Article IX thereof).

SECTION 5.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TRUE TEMPER CORPORATION

By:
Name:
Title:

TRUE TEMPER SPORTS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO
FIRST AMENDMENT
DATED AS OF DECEMBER     , 2006,
TO THE TRUE TEMPER SPORTS, INC. CREDIT AGREEMENT
DATED AS OF MARCH 27, 2006

To approve First Amendment:

Name of Institution:

By:
Name:
Title: